EXHIBIT 5.1

                       Venable, Baetjer and Howard, LLP
                     1800 Mercantile Bank & Trust Building
                                2 Hopkins Plaza
                              Baltimore, MD 21201

                               December 21, 1998



TSI TelSys Corporation
7100 Columbia Gateway Drive
Columbia, MD  21046

     Re:  Registration Statement on Form S-4 relating to
         9,754,202 SHARES OF THE COMMON STOCK OF TSI TELSYS
CORPORATION

Ladies and Gentlemen:

     We  have  acted  as United States counsel to TSI TelSys
Corporation, a New
Brunswick  business  corporation   (the  "Company"),  in
connection  with  the
continuance  or  domestication  of  the   Company   as   a
corporation   (the
"Continuance")  under  the  Delaware  General Corporation Law (the
"DGCL"), the
simultaneous discontinuance of the Company  as  a  corporation under  the  New
Brunswick  Business  Corporations Act (the "NBBCA") and the deemed issuance, in
connection therewith,  of  up  to 9,754,202 shares (the "Shares")
of the common
stock,  par  value  $.01  per share,  of  the  Company,  as
described  in  the
Registration Statement on Form  S-4  of the Company (as the same may be amended
from time to time, the "Registration Statement")  filed by the
Company with the
Securities  and  Exchange  Commission  (the  "Commission")
pursuant   to  the
Securities Act of 1933 (the "Act").

     The consummation of the Continuance and the issuance of the Shares with respect thereto is contingent upon, among other things, (i) the requisite approval of the special resolutions (as set forth as an attachment to the
Registration Statement, the "Special Resolutions") authorizing the Continuance by the stockholders of the Company (the "Stockholders") in accordance with the
DGCL; (ii) the requisite approval of the Continuance by the Director appointed under the NBBCA (the "Registrar"); and (iii) the requisite approval of the
Continuance by the Secretary of State of the State of Delaware.

     In connection  with  the opinion set forth herein, we have considered such
questions of law as we have  deemed  necessary  as a basis for the opinions set
forth below, and we have examined or otherwise are  familiar  with originals or
copies,  certified  or  otherwise  identified  to  our
satisfaction,   of  the
following:  (i)  the  Registration  Statement;  (ii) the form of
Certificate of
Domestication, Certificate of Incorporation and Bylaws  of  the
Company  as  a
Delaware  corporation;  and  (iii)  such  other  documents  as  we have deemed
necessary or appropriate as a basis for such opinions.  In our examination,  we
have   assumed   without   independent  verification  the
genuineness  of  all
signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied solely upon statements and representations of officers and other representatives of the Company.

     Based upon the foregoing, we are of the opinion that, when and to the extent (i) the Registration Statement has become effective under the Act; and
(ii) the Continuance, as described in the Registration Statement, has taken place in accordance with the description included therein, including without limitation, (a) the Stockholders have approved the Special Resolutions authorizing the Continuance in accordance with the NBBCA and the DGCL, (b) the
Registrar has approved the Continuance and (c) the Secretary of State of the
State of Delaware has approved the Continuance, the Shares will be duly authorized, and when issued in the manner contemplated by the Registration
Statement, will be validly issued, fully paid and nonassessable.

     This letter is strictly limited  to the matters expressly set forth herein
and no statements or opinions should be  inferred  beyond  such matters.  This
opinion  is limited to the DGCL (without regard to the principles of  conflicts
of laws thereof)  and is based upon and limited to such laws and regulations in
effect as of the date  hereof.   We  assume no obligation to
update the opinion
set forth herein.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement.


                      Very truly yours,

                      /s/ VENABLE, BAETJER and HOWARD, LLP



1

DC1DOCS1:#85758 v1 - TSI legality opinio